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                                                                   EXHIBIT 99.01

            BROADBASE SOFTWARE COMPLETES ACQUISITION OF SERVICESOFT

FIRST INTELLIGENT ECRM SUITE TO MANAGE ALL CUSTOMER INTERACTIONS; STRATEGIC ACQUISITION ESTABLISHES BROADBASE AS `HANDS DOWN' MARKET LEADER

MENLO PARK, CALIF. - DECEMBER 18, 2000 - Broadbase Software, Inc., (NASDAQ:
BBSW), the leading provider of customer-focused analytic and marketing automation applications today announced that it has completed the acquisition of Servicesoft, Inc., a provider of intelligent e-service solutions. This strategic acquisition positions Broadbase as the clear leader in the eCRM market. The joint Broadbase-Servicesoft product offering will become the first and only intelligent eCRM suite designed to manage all customer interactions across the enterprise--changing the landscape of the eCRM market permanently.

Based in Natick, Massachusetts, Servicesoft offers an innovative e-service solution, Servicesoft 2001, that combines eCRM capabilities such as self-help, assisted service, e-mail management and live collaboration, using a single, intelligent knowledge platform. As the only truly integrated, multi-channel e-service solution on the market today, Servicesoft 2001 enables businesses to provide extraordinary, proactive and assisted customer service via the Internet.

"The combination of Broadbase's analytics and operational marketing functionality with Servicesoft's e-service and knowledgebase management capabilities will truly benefit enterprises seeking to improve current operational CRM investments," stated Sam Clark, Senior Research Analyst of META Group. "This acquisition will further enhance Broadbase's competitive position and force other customer interaction management vendors to better articulate CRM strategies."

Together with Servicesoft, Broadbase empowers eBusinesses to intelligently control all customer interactions -- dramatically improving customer satisfaction and loyalty, significantly reducing operating expenses and increasing overall return on investment. Through this acquisition, Broadbase creates the industry's first intelligent eCRM suite that provides a single analytic and operational solution across all e-marketing and e-service applications. By managing every customer interaction with one integrated eCRM platform, Broadbase allows companies to integrate their data and better understand their business across marketing, selling and service functions. The Broadbase-Servicesoft combination empowers eBusinesses to create an intelligent, unified view of their customers as well as launch proactive, personalized service offerings and marketing campaigns.

"Today's eBusinesses must adopt technology that allows them to gain control of every customer interaction - by doing so companies will not only increase customer loyalty, but will ultimately help drive profitability quickly and efficiently," stated Chuck Bay, CEO of Broadbase. "By combining Servicesoft's technology into our own, Broadbase is changing the eCRM market as we know it today -- enabling companies to create intelligent, optimized customer experiences with the industry's first integrated eCRM suite."

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Bay added, "This strategic acquisition extends Broadbase's market leadership and positions the company for significant growth in the rapidly growing eCRM marketplace."

ABOUT BROADBASE

Broadbase Software is the leading provider of customer-focused analytic, marketing automation and e-service software applications that analyze customer data from multiple touch points, and use that information to execute marketing campaigns, improve online merchandizing and content, increase site stickiness and personalize all customer interactions. Broadbase applications are designed for rapid time to value and have been implemented in as few as fifteen days. Broadbase has provided critical e-commerce infrastructure to more than 450 customers, including ADP, BEA Systems, Cisco Systems, Eddie Bauer, Fidelity Investments, Hewlett Packard, InsWeb, Kodak, LoanCity.com, Mercata.com, Onvia.com, United Airlines and Verizon. Headquartered in Menlo Park, CA, Broadbase has a rapidly growing global presence with locations throughout North America, Europe and Asia.

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Broadbase is a trademark of Broadbase Software, Inc. All other product and company names may be trademarks of their respective companies.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release that involves Broadbase's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, which involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to Broadbase as of the date of this release, and Broadbase assumes no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from Broadbase's current expectations. Factors which could cause or contribute to such differences include, but are not limited to, lack of market acceptance of Broadbase's products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; and inability to attract and retain qualified employees. These and other factors and risks associated with Broadbase's business are discussed in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2000.